Nuveen Municipal Credit Income Fund N-2ASR

Exhibit 99.(l)(2)

February 25, 2026

Nuveen Municipal Credit Income Fund

333 West Wacker Drive

Chicago, Illinois 60606

RE:	Nuveen Municipal Credit Income Fund

Ladies and Gentlemen:

We have acted as special Massachusetts counsel to Nuveen Municipal Credit Income Fund, a Massachusetts business trust (the “Fund”), in connection with the Fund’s  registration statement on Form N-2 to be filed with the Securities and Exchange Commission (the “Commission”) on or about February 25, 2026 (the “Registration Statement”), with respect to an offering of an unlimited number of the Fund’s securities, consisting of (i) common shares of beneficial interest, $.01 par value per share (the “Common Shares”) including Common Shares to be issued upon exercise of any Subscription Rights (as defined below), (ii) subscription rights to purchase Common Shares (“Subscription Rights”), which may be issued under one or more subscription rights certificates, agreements or other instruments (each, a “Rights Instrument”), and (iii)  preferred shares of beneficial interest, $.01 par value per share (the “Preferred Shares,” and collectively with the Common Shares, and the Subscription Rights, the “Securities”).

In connection with the furnishing of this opinion, we have examined the following documents:

(a)     a certificate dated as of a recent date of the Secretary of the Commonwealth of Massachusetts as to the existence of the Fund and the written confirmation delivered on or about the date hereof by CT Corporation System;

(b)     a copy of the Fund’s Declaration of Trust, dated March 21, 2001, and copies of the amendment thereto dated as of February 17, 2010 and the name change amendments effective as of April 11, 2016 and December 28, 2016, each as on file with the office of the Secretary of the Commonwealth of Massachusetts (as so amended, the “Declaration”);

Nuveen Municipal Credit Income Fund
February 25, 2026

(c)     copies of the Fund’s Statement Establishing and Fixing the Rights and Preferences of Series 1 Variable Rate Demand Preferred Shares, as filed with the office of the Secretary of the Commonwealth of Massachusetts (the “Secretary’s Office”) on April 7, 2016 and Amendment No. 1 to the Statement, as filed with the Secretary’s Office on January 5, 2023; the Notice of Special Rate Period, as filed with the Secretary’s Office on November 8, 2017; the Notice of Special Rate Period, as filed with the Secretary’s Office on November 7, 2018, as modified by Amendment No. 1 to the Notice of Special Rate Period, as filed with the Secretary’s Office on November 16, 2020, Amendment No. 2 to the Notice of Special Rate Period, as filed with the Secretary’s Office on December 22, 2022, and Amendment No. 3 to the Notice of Special Rate Period, as filed with Secretary’s Office on July 31, 2024 (collectively, the “Series 1 VRDP Statement”);

(d)     copies of the Fund’s Statement Establishing and Fixing the Rights and Preferences of Series 2 Variable Rate Demand Preferred Shares, as filed with the Secretary’s Office on April 7, 2016 and Amendment No. 1 to the Statement, as filed with the Secretary’s Office on January 5, 2023; the Notice of Special Rate Period, as filed with the Secretary’s Office on November 9, 2017; the Notice of Special Rate Period, as filed with the Secretary’s Office on November 7, 2018, Amendment No. 1 to the Notice of Special Rate Period, as filed with the Secretary’s Office on December 21, 2022 and Amendment No. 2 to the Notice of Special Rate Period, as filed with the Secretary’s Office on December 5, 2024 (collectively, the “Series 2 VRDP Statement”);

(e)     copies of the Fund’s Statement Establishing and Fixing the Rights and Preferences of Series 3 Variable Rate Demand Preferred Shares, as filed with the Secretary’s Office on April 7, 2016, as modified by Amendment No. 1 thereto, as filed with the Secretary’s Office on March 19, 2021, Amendment No. 2 thereto, as filed Secretary’s Office on December 23, 2021 and Amendment No. 3 thereto, as filed with the Secretary’s Office on January 5, 2023 (collectively, the “Series 3 VRDP Statement,” and together with the Series 1 VRDP Statement and the Series 2 VRDP Statement, the “VRDP Statements”);

(f)     copies of the Fund’s Statement Establishing and Fixing the Rights and Preferences of Series A MuniFund Preferred Shares and the Supplement attached as Appendix A thereto, as filed with the Secretary’s Office on May 12, 2017; the Supplement thereto, as filed with the Secretary’s Office on May 9, 2018, as modified by Amendment No. 1 to the Supplement, as filed with the Secretary’s Office on May 7, 2019, Amendment No. 2 to the Supplement, as filed with the Secretary’s Office on May 5, 2020, Amendment No. 3 to the Supplement, as filed with the Secretary’s Office on May 4, 2021, Amendment No. 4 to the Supplement, as filed with the Secretary’s Office on May 4, 2022, Amendment No. 5 to the Supplement, as filed with the Secretary’s Office on May 3, 2023, Amendment No. 6 to the Supplement, as filed with the Secretary’s Office on May 1, 2024, and Amendment No. 7 to the Supplement, as filed with the Secretary’s Office on April 30, 2025 (collectively the “Series A MFP Statement”);

Nuveen Municipal Credit Income Fund
February 25, 2026

(g)     copies of the Fund’s Statement Establishing and Fixing the Rights and Preferences of Series B MuniFund Preferred Shares and the Supplement attached as Appendix A thereto, as filed with the Secretary’s Office on February 16, 2018, as modified by Amendment No. 1 thereto, as filed with the Secretary’s Office on April 30, 2021 (collectively the “Series B MFP Statement”);

(h)     copies of the Fund’s Statement Establishing and Fixing the Rights and Preferences of Series C MuniFund Preferred Shares and the Supplement attached as Appendix A thereto, as filed with the Secretary’s Office on June 27, 2018; the Supplement to the Statement Establishing and Fixing the Rights and Preferences of Series C MuniFund Preferred Shares Designating the Adjustable Rate Variable Rate Mode as a New Mode for the Series C MuniFund Preferred Shares as filed with the Secretary’s Office on August 31, 2023 and Amendment No. 1 to the Supplement as filed with the Secretary’s Office on July 31, 2024 (collectively the “Series C MFP Statement,” and together with the Series A MFP Statement and the Series B MFP Statement, the “MFP Statements,” and together with the VRDP Statements, the “Existing Preferred Statements”);

(i)     a certificate executed by the Secretary of the Fund, certifying as to the Declaration, the Existing Preferred Statements, the Fund’s By-Laws, certain resolutions adopted by the Fund’s Board of Trustees at a meeting held on February 12, 2026 (the “Prior Resolutions,” and together with the Declaration, the Existing Preferred Statements, and the By-laws, the “Existing Governing Instruments”); and

(j)     a printer’s proof of the Registration Statement received on February 23, 2026.

In such examination, we have assumed the genuineness of all signatures, including electronic signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal capacity and competence of each individual executing any document. We have also assumed that the Registration Statement, when filed with the Commission, will be in substantially the form of the printer’s proof referenced in subparagraph (j) above.

We understand that the Securities to be registered under the Registration Statement will be offered on an immediate, delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933 (the “1933 Act”). In this regard, we have presumed for the purposes of our opinions below that in connection with any such offering of the Common Shares pursuant to the Registration Statement (a “Common Offering”), any offering of Preferred Shares pursuant to the Registration Statement (a “Preferred Offering”) and any offering of Subscription Rights pursuant to the Registration Statement (a “Rights Offering” and in each case, a “Securities Offering”), each of the applicable following conditions (collectively, the “Required Conditions”) shall have occurred prior to the issuance of the Securities referred to therein:

Nuveen Municipal Credit Income Fund
February 25, 2026

(i)     the Fund will file with the Commission a prospectus supplement pursuant to Rule 424 under the 1933 Act relating to such Securities Offering (each, an “Offering Supplement”) and that each such Offering Supplement will identify and describe (a) the number of Securities to be offered pursuant to such Securities Offering, (b) the terms, rights and preferences of such Securities, including without limitation, with respect to any Preferred Offering, any voting powers, redemption provisions, dividend provisions, rights upon termination, any exchange or conversion rights, limitations on exercise or transfer or receipt of rights and any other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, (c) any agents or underwriters involved in the sale of the Securities pursuant to such Securities Offering (the “Distributors”), (d) the applicable purchase price of the Securities offered in the Securities Offering or the basis on which such amount may be calculated, (e) any applicable fee, commission or discount arrangement between any Distributor named in the Offering Supplement and the Fund, or among such one or more Distributors, or the basis on which such amount may be calculated, (f) any other material terms of any agreement by and between the Fund and any such Distributor relating to the conditions under which the Securities will be issued and sold (in each case, a “Distribution Agreement”) and (g) any other specific terms of the Securities Offering;

(ii)     if not taken in the Prior Resolutions, the Board of Trustees or the Executive Committee of the Board of Trustees, acting pursuant to delegated authority (the “Trustees”) will have taken, by resolution (the “Subsequent Resolutions,” such Subsequent Resolutions and the Prior Resolutions referred to herein as the “Resolutions”), all appropriate action as contemplated by the Existing Governing Instruments and any other statement of preferences or similar instruments relating to the Fund’s preferred shares in effect at the time of the issuance of the Securities (each, a “Subsequent Preferred Statement”) in the exercise of their fiduciary duty (a) to authorize the issuance of the number of Securities to be offered pursuant to such Securities Offering and the applicable purchase price of such Securities, (b) to appoint the Distributors and authorize the entering into, by the Fund, of the Distribution Agreements, (c) to authorize any applicable fee, commission or discount arrangement between the Distributors and the Fund, and (d) to authorize any other actions, including the entering into of such other agreements as may be considered appropriate or necessary in connection with such Securities Offering (the “Offering Actions”), and in each case as described in the Offering Supplement;

(iii)     without limiting the foregoing, with respect to a Preferred Offering: (a) the Trustees will have taken all actions, by resolution, to authorize the terms and conditions, execution and filing of the Fund’s statement establishing and fixing the rights and preferences of the Preferred Shares and any applicable supplements or appendices thereto with respect to such Preferred Shares (the “Operative Preferred Statement”) and the entering into of agreements with any service providers or other agents with respect to such Preferred Shares consistent with such Operative Preferred Statement; (b) such Operative Preferred Statement shall provide that the Preferred Shares covered by such Statement shall rank on a parity with shares of each other series of the Fund’s preferred shares as to the payment of dividends by the Fund and as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund; (c) that the issuance of such Preferred Shares will not violate any restrictions or limitations on the amount of leverage that may be incurred and the asset coverage that must be maintained by the Fund pursuant to the Existing Preferred Statements and any Subsequent Preferred Statements, and that any other requirements for the issuance of additional Preferred Shares by the Fund set forth in such Existing Preferred Statements and any Subsequent Preferred Statements shall have been met; and (d) the Operative Preferred Statement will have been duly executed and filed with the Secretary’s Office and the Clerk of the City of Boston;

Nuveen Municipal Credit Income Fund
February 25, 2026

(iv)     that with respect to a Rights Offering, the Trustees will have duly authorized and the Fund will have prepared and, if applicable, duly executed and delivered any subscription rights or similar agreements or certificates (collectively, the “Rights Instruments”), and such Rights Instruments will have been authorized, executed and delivered by the other parties thereto;

(v)     if applicable, the Fund will have duly entered into such Distribution Agreements, and will have duly taken all of the other Offering Actions in accordance with the Existing Governing Instruments, the Subsequent Preferred Statements (if any), the Operative Preferred Statement, the Rights Instruments, and the Resolutions (collectively, the “Governing Instruments”);

(vi)     that the Trustees, a majority of whom will have been independent for the purposes of Massachusetts law at the time of taking such action, will have acted in a manner consistent with their fiduciary duties as required under applicable Massachusetts law and that the activities of the Fund have been and will be conducted in accordance with the Governing Instruments and applicable Massachusetts law;

(vii)     that no event has occurred that would cause a termination of the Fund;

(viii)     that the required consideration for the Securities is paid in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instruments and the Distribution Agreements and that the Securities are otherwise issued in accordance with the terms, conditions, requirements, limitations and procedures set forth in the Governing Instruments, the Distribution Agreements and Massachusetts law;

(ix)     that, with respect to the Securities, (a) there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of any Securities and (b) at the time of delivery of any Securities, all contemplated additional actions shall have been taken and the authorization of the issuance of the Securities will not have been modified or rescinded; and

Nuveen Municipal Credit Income Fund
February 25, 2026

(x)     that the Fund’s Governing Instruments will be in full force and effect and the Existing Governing Instruments will not have been modified, supplemented or otherwise amended in any manner that would affect the issuance of the Securities.

This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents. We have further assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein.

As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied entirely upon the certificate referred to in subparagraph (i) above and the disclosures of the Fund in the Registration Statement, and have assumed, without independent inquiry, the accuracy of those disclosures and that certificate. The opinion in paragraph (1) below as to the existence of the Fund relies entirely upon and is limited by the certificate described in subparagraph (a) above.

This opinion is limited solely to the laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth, without regard to choice of law (except for tax, antitrust, commodities, derivatives, insurance, energy, utilities, intellectual property, disclosure, environmental, national security, anti-money laundering, foreign trade, foreign investment, national emergency, economic or public health emergency, anti-terrorism, securities, or blue sky laws of any jurisdiction, as to which we express no opinion in this letter), and we express no opinion as to the laws of any other jurisdiction. We have not conducted any special review of statutes, rules or regulations for purposes of this opinion, and our opinions are in any event limited to such laws, rules and regulations as in our experience are normally applicable to the proposed Securities Offerings. No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply. In addition, to the extent that the Fund’s Governing Instruments refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Fund, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Fund with such Act and such other laws and regulations. Further, we express no opinion with respect to, and we assume no responsibility for, any offering documentation relating to the Fund, including the Registration Statement and any Offering Supplement, any Securities Offering or the Securities.

Nuveen Municipal Credit Income Fund
February 25, 2026

In connection with our opinion below with respect to the binding obligation under Massachusetts law of the Rights Instruments:

(a)     We have assumed without any independent investigation that (i) each party to the Rights Instruments other than the Fund, at all times relevant thereto, is validly existing and in good standing under the laws of the jurisdiction in which it is organized, and is qualified to do business and in good standing under the laws of each jurisdiction where such qualification is required generally or necessary in order for such party to enforce its rights under such Rights Instruments, (ii) each party to the Rights Instruments other than the Fund at all times relevant thereto, had and has the full power, authority and legal right under its certificate of incorporation, certificate of formation, partnership agreement, by-laws, limited liability company agreement and other governing organizational documents, and the applicable corporate, limited liability company, partnership, or other enterprise legislation and other applicable laws, as the case may be, to execute and deliver the various Rights Instruments, and to perform its obligations under the Rights Instruments, (iii) each party to the Rights Instruments, other than the Fund, has duly authorized, executed, and delivered each of the Rights Instruments to which it is a party, and (iv) the Rights Instruments are valid and binding obligations of each party thereto other than the Fund.

(b)     We have assumed without any independent investigation that the Rights Instruments are valid and binding obligations of the Fund to the extent that laws other than those of the Commonwealth of Massachusetts are relevant thereto.

(c)     The enforcement of any obligations of the Fund or any other person, whether under any of the Rights Instruments or otherwise, may be limited by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies (including such as may deny giving effect to waivers of debtors’ or guarantors’ rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of the Fund or any other person, whether under any of the Rights Instruments or otherwise.

(d)     We express no opinion as to the availability of any remedy of specific performance or equitable relief of any kind and no opinion as to the enforceability of any particular provision of the Rights Instruments relating to remedies after default.

(e) The enforcement of any rights may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity, including, without limitation, concepts of materiality and reasonableness (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(f)     We express no opinion as to the enforceability of any particular provision of the Rights Instruments relating to or constituting (i) waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue, (ii) waivers of rights to (or methods of) service of process, or rights to trial by jury, or other rights or benefits bestowed by operation of law, (iii) waivers of any applicable defenses, setoffs, recoupments, or counterclaims, (iv) exculpation or exoneration clauses, indemnity clauses, and clauses relating to releases or waivers of unmatured claims or rights, (v) submission to binding arbitration or mandatory negotiation, (vi) provisions that attempt to modify or waive, or have the effect of modifying or waiving, any statute of limitations, or (vii) the imposition of a penalty or the payment of any premium, liquidated damages, or other amount which may be held by any court to be a "penalty" or a "forfeiture."

Nuveen Municipal Credit Income Fund
February 25, 2026

(g)     We express no opinion concerning the determination that a court of competent jurisdiction may make regarding whether the Trustees would be required to redeem or terminate, or take other action with respect to the Subscription Rights at some future time based on the facts and circumstances existing at that time, and our opinion addresses the Subscription Rights and the Rights Instruments in their entirety and it is not settled whether the invalidity of any particular provision of a Rights Instrument or the Subscription Rights issued thereunder would result in invalidating such rights in their entirety and our opinion is so qualified.

(h)     To the extent applicable, we have assumed without any independent investigation that each party to the Rights Instruments has agreed that such Instruments may be electronically signed, and that any electronic signatures appearing on such Instruments are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

We understand that all of the foregoing assumptions, qualifications and limitations are acceptable to you. Based upon and subject to the foregoing, please be advised that it is our opinion that, assuming the Required Conditions have been met:

1.         The Fund has been formed and is validly existing under the Fund’s Declaration and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a “Massachusetts business trust.”

2.         The Securities, when issued, sold and delivered in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instruments, and following the due adoption by the Trustees of the Resolutions, will be validly issued, fully paid and nonassessable, except that, as set forth in the Registration Statement, shareholders of the Fund may under certain circumstances be held personally liable for its obligations, and the Rights Instruments will constitute valid and binding obligations of the Fund under the laws of the Commonwealth of Massachusetts.

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to the reference to our name in the Registration Statement and in the prospectus forming a part thereof under the heading “Legal Matters” and to the filing of this opinion as an exhibit to the Registration Statement. In rendering this opinion and giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

MORGAN, LEWIS & BOCKIUS LLP